EXHIBIT 5.1

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January 24, 2014

Bovie Medical Corporation
734 Walt Whitman Road
Melville, New York 11747

Re:           Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Bovie Medical Corporation (the “Company”) in connection with the preparation and filing of that certain Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission with respect to the registration of 9,275,000 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), consisting of: (i)  3,500,000 shares of its common stock issuable upon conversion of shares of Series A 6% Convertible Preferred Stock which were issued to such investors (the “Conversion Shares”) and (ii) 5,775,000 shares of its common stock issuable upon exercise of five and one-half-year warrants (the “Warrant Shares”).

The Shares are being registered on behalf of certain stockholders of the Company identified in the Registration Statement (the “Selling Stockholders”).  The offering of the Shares will be as set forth in the prospectus contained in the Registration Statement, and as supplemented by one or more supplements to the prospectus (the “Prospectus”).

As counsel to the Company, we have examined the originals or copies of such documents, corporate records and other instruments and undertaken such further inquiry as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Registration Statement, corporate resolutions authorizing the issuance of the Shares and the Certificate of Incorporation and Bylaws of the Company, including amendments thereto. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us; (c) the conformity to the originals of all documents submitted to us as copies; (d) genuineness of all signatures contained in the records, documents, instruments and certificates we have reviewed; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based on and subject to the foregoing, we are of the opinion that:

(i)
The Conversion Shares, when issued, will be duly and validly authorized, and when sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable; and

(ii)	The Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be duly and validly authorized, validly issued, fully paid and non-assessable.

January 24, 2014

The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention. We are members of the Bar of the State of New York.  We do not express any opinion concerning the laws of any jurisdiction other than (i) the State of New York, (ii) the Federal laws of the United States, and (iii) the Delaware General Corporation Law. Our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy that may be enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of future changes in our opinion. We do not express an opinion on any matters other than those expressly set forth in this letter.

We hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement as filed with the Securities and Exchange Commission and to the reference to our firm under the heading “Legal Matters” in the Prospectus and the Registration Statement.

Very truly yours,

/s/ Ruskin Moscou Faltischek, P.C.
RUSKIN MOSCOU FALTISCHEK, P.C.